RCM TECHNOLOGIES, INC.
CHANGE IN CONTROL PLAN
FOR SELECTED EXECUTIVE MANAGEMENT
AND
SUMMARY PLAN DESCRIPTION

Effective March 12, 2015

INTRODUCTION

The purpose of the Plan is to provide benefits to certain designated key employees of RCM upon a Change in Control, as defined below, and to provide certain severance benefits to such employees if their employment is terminated by the Successor for a reason covered by the Plan within a designated period following a Change in Control.  The Plan also provides certain severance benefits to certain designated key employees of RCM if a Potential Change in Control, as defined below, occurs, such employee’s employment is terminated by RCM for a reason covered by the Plan and a Change in Control for which such Potential Change in Control relates occurs within six (6) months following the date of such employee’s termination of employment.  This document is designed to serve as both the Plan document and the summary plan description for the Plan.  The legal rights and obligations of any person having an interest in the Plan are determined solely by the provisions of the Plan.

The Plan is intended to encourage the continued attention and dedication of Eligible Employees to their assigned duties without distraction if there occurs a Potential Change in Control and a Change in Control and to alleviate some of the financial hardship that Eligible Employees may experience if their employment is terminated for a reason covered by the Plan following, as applicable, a Potential Change in Control or Change in Control.  In essence, the severance pay benefits under the Plan are intended to be supplemental unemployment benefits.  The benefits under the Plan are not intended as deferred compensation and no individual shall have a vested right in such benefits.

RCM, as the Plan sponsor, has the sole discretion to determine whether an employee may be considered eligible for benefits under the Plan.  All actions taken by RCM shall be in its role as the sponsor of the Plan, and not as a fiduciary.  Nothing in the Plan will be construed to give any employee the right to receive change in control benefits, severance payments or other benefits or to continue in the employment of RCM or the Successor.  The Plan is unfunded, has no trustee, and is administered by the Plan Administrator.  The Plan is intended to be an “employee welfare benefit plan” within the meaning of section 3(1) of ERISA, and 29 C.F.R. § 2510.3-2(b) and is to be administered as a “top-hat” welfare plan exempt from the substantive requirements of ERISA.  Please review the section entitled “Amendment and Termination of the Plan” regarding RCM’s reservation of future rights.

The Plan shall be effective as of March 12, 2015, and, with respect to all Eligible Employees, supersedes all prior potential change in control severance pay plans, change in control severance pay plans, policies, agreements or practices, whether formal or informal, written or unwritten, of RCM under which RCM would have provided payments or severance benefits with respect to a –potential change in control or a change in control prior to the effective date of this Plan.  The Plan will continue until terminated as provided herein.  All capitalized terms shall have the meaning set forth below under “Definitions”.

DEFINITIONS

Annual Base Salary:  Your annual base salary rate, exclusive of bonuses, commissions and other incentive pay, as in effect immediately preceding your Employment Termination Date (but prior to taking into account any reduction that constitutes Good Reason).

Cause:  Exists when you:

(i)
have engaged in (a) an act of dishonesty, (b) a breach of trust, or (c) conduct that constitutes gross neglect or gross misconduct in carrying out your duties, which act, breach or conduct, as applicable, results in material economic harm to the Employer;

(ii)	are convicted of (or plead guilty or nolo contendre to) a felony or a crime involving theft or embezzlement;

(iii)
willfully neglect, refuse or fail to substantially perform your material duties for the Employer (other than a failure resulting from your incapacity due to physical or mental illness), which failure has continued for a period of at least thirty (30) days after a written notice of demand for substantial performance, signed by a duly authorized officer of the Employer, has been delivered to you specifying the manner in which you have failed substantially to perform, without remedial action by you within such thirty (30) day period, unless such remedial action could not have been meaningful under the circumstances in the reasonable judgment of the Employer, in which case no remedial period need be provided;

(iv)	engage in public conduct that is harmful to the reputation of the Employer;

(v)
intentionally refuse or willfully fail to carry out the reasonable instructions of the Employer’s Board of Directors, Chief Executive Officer, or supervisor to whom you are required to report, which failure has continued for a period of at least thirty (30) days after a written notice of demand for substantial performance, signed by a duly authorized officer of the Employer, has been delivered to you specifying the manner in which you have failed substantially to perform, without remedial action by you within such thirty (30) day period, unless such remedial action could not have been meaningful under the circumstances in the reasonable judgment of the Employer, in which case no remedial period need be provided; or

(vi)
breach any written confidentiality, non-competition, or non-solicitation agreement, or any other material written agreement in effect with the Employer, including without limitation the Restrictive Covenants.

Change in Control:  A “Change in Control” shall be deemed to have occurred in the event of any of the following:

(i)
the consummation of a merger, consolidation or reorganization of RCM approved by RCM’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially own RCM’s outstanding voting securities immediately prior to such transaction;

(ii)	the consummation of the sale or other disposition of all, or substantially all, of RCM’s assets;

(iii)
the consummation of any single transaction, or series of related transactions in a twelve (12) month period ending on the date of the initial transaction, pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (other than RCM or the person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, RCM) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of more than fifty percent (50%) of the total combined voting power of RCM’s securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from RCM or the acquisition of outstanding securities held by one or more of RCM’s stockholders; or

(iv)
the consummation of the sale, divestiture or other disposition of all, or substantially all, of the assets of the division, group or business unit of RCM (or part thereof) with which you were primarily associated at the time of such sale, divestiture or other disposition, provided that the determination as to whether a Change in Control has occurred with respect to you pursuant to this clause (iv) shall be determined by the Committee, in its sole discretion.

Change in Control Benefits:  The benefits provided below under “Change in Control Benefits” to a Covered Employee on account of a Change in Control.

Change in Control Benefits Release:  The release and discharge of the Employer and all affiliated persons and entities from any and all claims, demands and causes of action relating to your employment with the Employer, the Change in Control and, if applicable, termination of your employment thereof, other than as to any vested benefits to which you may be entitled under any Employer benefit plan, which will be in such form as may be prescribed by the Employer, acting as plan sponsor and not as a fiduciary, from time to time and with such modifications as the Employer deems appropriate for your individual situation.

Code:  Internal Revenue Code of 1986, as amended.

Committee:  The Compensation Committee of the Employer or a committee thereof specifically designated by the Employer for purposes of making determinations hereunder.

Covered Employee:  An Eligible Employee who is employed by RCM on the date of a Change in Control; provided that, with respect to a Change in Control as described in clause (iv) of the definition of Change in Control, you are a Covered Employee on account of such asset sale if the Committee has determined, in its sole discretion, that such Change in Control has occurred with respect to you.

Designated Severance Period:  The period set forth in your Participation Agreement, which period is measured from the date of the Change in Control.

Eligible Employee:  An employee of RCM who is designated by the Committee as being eligible to participate in the Plan, which designation shall be effected by such designated employee receiving a Participation Agreement notifying such employee of his or her eligibility to participate in the Plan; provided, however, to be eligible to participate in the Plan such designated employee must execute and return to the Plan Administrator the Participation Agreement within the time period required by the Committee.  Only those employees of RCM who have specifically been designated by the Committee as being eligible to participate in the Plan pursuant to a Participation Agreement shall be eligible to participate in the Plan and no other employee of RCM or any of its subsidiaries shall be eligible to participate in the Plan.

Employment Termination Date:  means (i) in the case of a Potential Change in Control, the date following a Potential Change in Control, but prior to a Change in Control, on which your employment relationship with RCM is involuntarily terminated by RCM without Cause, or (ii) in the case of a Change in Control, the date following a Change in Control on which your employment relationship with the Employer is (A) involuntarily terminated by the Employer without Cause or (B) voluntarily terminated by you for Good Reason; provided, that, solely with respect to clause (ii), in connection with an asset sale that constitutes a Change in Control with respect to you, if you accept employment with a Successor, the termination of your employment relationship with RCM will not be considered a termination of employment for purposes of the Plan and you will not be eligible to receive Severance Pay as a result of such termination of employment with RCM.

Employer:  Prior to, and through the date of, a Change in Control, RCM, and, following the date of a Change in Control, the Successor.

ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

Good Reason:  A “Good Reason” shall be deemed to have occurred if any of the following circumstances occurs, without your consent, within the Designated Severance Period following a Change in Control:

(i)	a reduction in your Annual Base Salary;

(ii)
the employee benefits, in the aggregate, which were provided to you by RCM immediately prior to the Change in Control, are materially reduced by the Successor, provided, that in determining whether a material reduction has occurred such shall not take into account any equity awards which were granted to you by RCM;

(iii)	a material diminution in your authority, duties or responsibilities; or

(iv)
a material change in the geographic location at which you must provide services, which employment location, for this purpose, shall be determined as your employment location with RCM immediately prior to the date of the applicable Change in Control;

provided, however, that for you to terminate employment on account of Good Reason, you must provide written notice to the Employer within ninety (90) days following the initial existence of the condition that constitutes Good Reason, and the Employer will have a thirty (30) day period to remedy the condition that constitutes Good Reason.  If the Employer does not remedy the event constituting Good Reason within such thirty (30) day period, your employment with the Employer will automatically terminate on the first business day immediately following the expiration of such thirty (30) day cure period, unless the Employer determines to provide for an earlier Employment Termination Date.

Participation Agreement:  An agreement, the form of which is approved by the Committee, in which you acknowledge that you are eligible to participate in the Plan and you agree to be bound by the terms and conditions of the Plan, including, but not limited to, the Restrictive Covenants.

Plan: means this RCM Technologies, Inc. Change in Control Plan for Selected Executive Management.

Plan Administrator:  The individual(s) appointed by the Committee to administer the terms of the Plan, and if no individual is appointed by the Committee to serve as the Plan Administrator for the Plan, the Plan Administrator shall be the Chief Financial Officer of the Employer.

Potential Change in Control: A “Potential Change in Control” shall mean that RCM has entered into a non-disclosure agreement with an unrelated third party pursuant to which, if the transaction contemplated by such non-disclosure agreement is consummated, a Change in Control shall occur; provided, however, that, if the transaction contemplated by such non-disclosure agreement would constitute a Change in Control within the meaning of clause (iv) of the definition of Change in Control, than the Committee shall determine, in its sole discretion, at the time of your termination of employment as to whether a Potential Change in Control has occurred with respect to you.

Potential Change in Control Employee:  An Eligible Employee who is employed by RCM on the date of a Potential Change in Control; provided, that an Eligible Employee shall cease to be a Potential Change in Control Employee on the earlier to occur of (i) the date the non-disclosure agreement which resulted in the Potential Change in Control terminates without the occurrence of a Change in Control or (ii) the date on which a Change in Control occurs.

Potential Change in Control Severance Benefit:  The severance benefit provided below under “Potential Change in Control Severance Benefit” to a Potential Change in Control Employee on account of a Change in Control occurring within six (6) months following the Employment Termination Date of such Potential Change in Control Employee.

Potential Change in Control Severance Benefit Release:  The release and discharge of RCM and all affiliated persons and entities from any and all claims, demands and causes of action relating to your employment with RCM and termination thereof, the Potential Change in Control and the Change in Control, other than as to any vested benefits to which you may be entitled under any RCM benefit plan, which will be in such form as may be prescribed by RCM, acting as plan sponsor and not as a fiduciary, from time to time and with such modifications as RCM deems appropriate for your individual situation.

RCM:  RCM Technologies, Inc.

Restrictive Covenants:  The Non-Disclosure/Non-Solicitation/Non-Competition provisions set forth in this Plan under “Non-Disclosure/Non-Solicitation/Non-Competition Restrictive Covenants.”

Severance Pay:  The severance benefit provided below under “Severance Pay” to a Covered Employee on account of a covered termination within the Designated Severance Period following the occurrence of a Change in Control.

Severance Pay Release:  The release and discharge of the Employer and all affiliated persons and entities from any and all claims, demands and causes of action relating to your employment with the Employer and termination thereof, other than as to any vested benefits to which you may be entitled under any Employer benefit plan, which will be in such form as may be prescribed by the Employer, acting as plan sponsor and not as a fiduciary, from time to time and with such modifications as the Employer deems appropriate for your individual situation.

Successor:  Any corporation or unincorporated entity or group of corporations or unincorporated entities which acquires ownership, directly or indirectly, through merger, consolidation, purchase or otherwise, of the stock or the assets of RCM that triggers a Change in Control.  A Successor may also include a subsidiary or parent of such entity to the extent such subsidiary or parent is the employing entity of the Covered Employee following the date of a Change in Control.

POTENTIAL CHANGE IN CONTROL SEVERANCE BENEFIT

A.           Potential Change in Control Severance Benefit

The Plan provides the following Potential Change in Control Severance Benefit to you, if (i) you are a Potential Change in Control Employee, (ii) while you are a Potential Change in Control Employee your employment with RCM is terminated by RCM for any reason other than on account of Cause, your death or disability, (iii) a Change in Control to which the Potential Change in Control relates occurs within the six (6) month period following your Employment Termination Date, and (iv) you sign and do not revoke RCM’s Potential Change in Control Severance Benefit Release within the time period required for such Potential Change in Control Severance Benefit Release, which Potential Change in Control Severance Benefit Release will include an affirmation to your continuing compliance with the restrictive covenants described below under “Non-Disclosure/Non-Solicitation/Non-Competition Restrictive Covenants”: RCM will pay you, at your Annual Base Salary rate, in regular payroll installments, for the period starting on the day of the Change in Control and ending on the last day of your Designated Severance Period.  For example, if, at the time of your Employment Termination Date, your Designated Severance Period is twelve (12) months, you will receive a continuation of your Annual Base Salary for twelve (12) months following the date of the Change in Control.

The foregoing payments will be made from the general assets of RCM (or the Successor, if assumed in connection with the Change in Control).  Unless delay is required as described below, the forgoing payments will begin within sixty (60) days after the date of the Change in Control.  If you die before you have received the entire Potential Change in Control Severance Benefit to which you are entitled under the Plan, the remaining portion of your Potential Change in Control Severance Benefit will be paid to your estate within sixty (60) days from the date of your death. Unless otherwise provided by the Employer, all fringe benefits, including health and welfare, pension, life insurance, vacation and personal days, will cease on your Employment Termination Date, regardless of whether the Potential Change in Control Severance Benefit is paid after that date.

The Potential Change in Control Severance Benefit will be discontinued immediately if (A) the Employer determines that you engaged in any of the actions defined above as “Cause,” even if such determination is made following your Employment Termination Date, or (B) you materially breach any term of the Participation Agreement, the Potential Change in Control Severance Benefit Release, the Restrictive Covenants, any post-employment agreement, or other agreement relating to your employment or termination thereof.

The foregoing in no way limits the right of the Employer to terminate your employment at any time for any reason or no reason, including prior to the date of a Potential Change in Control.

B.           When You Are Not Eligible for the Potential Change in Control Severance Benefit.

You are not eligible for any Potential Change in Control Severance Benefit in any of the following circumstances:

1.	Your employment with RCM terminates for any reason or no reason on or after the occurrence of a Change in Control.

2.	You voluntarily resign, including retirement, for any reason (including on account of Good Reason), or no reason after the date of the Potential Change in Control.

3.
You are discharged involuntarily for Cause after the date of the Potential Change in Control, or the Employer discovers following your Employment Termination Date that you engaged in conduct that constitutes Cause during or after your Employment Termination Date.

4.	Your employment with the Employer terminates on account of your death.

5.
Prior to your Employment Termination Date, you would be entitled to benefits under any then applicable Employer-sponsored long-term disability plan if you were a participant in such plan, subject to the expiration of any applicable waiting period.

6.	A Change in Control with respect to you, as determined by the Committee, has not occurred within six (6) months following your Employment Termination Date.

7.	A Potential Change in Control with respect to you has not occurred.

8.	On your Employment Termination Date there is no longer a Potential Change in Control.

9.	You become entitled to receive Change in Control Benefits or Severance Pay.

10.	You did not execute or do not return the Participation Agreement to the Committee within the requisite period prior to the date of the occurrence of a Potential Change in Control.

11.
You do not execute the Potential Change in Control Benefits Release within the time period required for such execution, or you revoke the Potential Change in Control Benefits Release after you execute it.

12.	If applicable and in the discretion of RCM, you fail to reaffirm in writing any non-disclosure, non-solicitation and/or non-competition agreement previously entered into.

Notwithstanding any provision of the Plan to the contrary, the Committee, in its sole discretion and acting on behalf of RCM, as the Plan sponsor and not as a fiduciary, reserves the right to determine whether an Eligible Employee satisfies the eligibility requirements for the Potential Change in Control Severance Benefit.

CHANGE IN CONTROL BENEFITS

A.           Change in Control Benefits

The Plan provides the following Change in Control Benefits to you, if (i) you are a Covered Employee on the date of a Change in Control and (ii) you sign and do not revoke the Employer’s Change in Control Benefits Release within the time period required for such Change in Control Benefits Release, which Change in Control Benefits Release will include an affirmation to your continuing compliance with the restrictive covenants described below under “Non-Disclosure/Non-Solicitation/Non-Competition Restrictive Covenants”:

1.           Accelerated Vesting of Equity Awards.  Upon a Change in Control, all RCM equity-based awards granted to you prior to the date of the Change in Control, but which are outstanding immediately prior to the date of the Change in Control and which are not vested as of such date, shall be immediately vested as of the date of the Change in Control.

2.           Pro-Rated Annual Bonus.  Upon a Change in Control with respect to you that constitutes an asset sale, as determined by the Committee in its sole discretion, if your employment with RCM is terminated by RCM in connection with such asset sale and at such time you were eligible to participate in RCM’s annual bonus plan at the time of such Change in Control, you may be eligible to receive a pro-rated annual bonus under such annual bonus plan, which pro ration will be determined based upon the period of time you were employed by RCM during RCM’s fiscal year in which the Change in Control that constitutes an asset sale with respect to you occurs and the amount of such pro-rated bonus, if any, shall be determined based on the level of achievement of the performance goals under such bonus plan at the time of such Change in Control; provided that your eligibility for such bonus and the amount of such bonus, if any, that is payable shall be determined in the sole discretion of the Committee at, or prior to, the time of the Change in Control.

3.           Discretionary Change in Control Bonus.  Upon a Change in Control, you may be eligible to receive a discretionary change in control bonus; provided that your eligibility for such bonus is at the sole discretion of the Committee.  If the Committee determines that you are eligible for a discretionary change in control bonus, the amount of such discretionary change in control bonus, if any, shall be determined at the sole discretion of the Committee at, or prior to, the date of the Change in Control.

If the Committee determines that you are eligible for a pro-rated annual bonus and/or discretionary change in control bonus, such pro-rated annual bonus and/or discretionary change in control bonus shall be paid to you by RCM in a single lump sum cash payment within sixty (60) days following the date of the Change in Control; provided, you execute and do not revoke the Change in Control Benefits Release.  For purposes of clarity, the Committee that shall determine whether you shall be entitled to receive a pro-rated annual bonus and/or discretionary change in control bonus on account of a Change in Control shall be a Committee appointed by RCM.  You should be aware that there is no guarantee that you will receive a pro-rated annual bonus and/or discretionary change in control bonus on account of a Change in Control.

Further, if the Committee determines you are eligible for a pro-rated annual bonus and/or discretionary change in control bonus, there is no guarantee as to the amount of such pro-rated annual bonus or discretionary change in control bonus and it is possible that other Covered Employees may receive a pro-rated annual bonus and/or discretionary change in control bonus and you do not receive a pro-rated annual bonus and/or discretionary change in control bonus.  Pro-rated annual bonuses and discretionary change in control bonuses, if any, need not be uniform among Covered Employees.

B.           When You Are Not Eligible for Change in Control Benefits.

You are not eligible for any Change in Control Benefits in any of the following circumstances:

1.	Your employment with RCM terminates for any reason or no reason prior to the occurrence of a Change in Control.

2.	A Change in Control with respect to you, as determined by the Committee, has not occurred.

3.	You are entitled to the Potential Change in Control Severance Benefit.

4.	You did not execute or do not return the Participation Agreement to the Committee within the requisite period prior to the date of the occurrence of a Change in Control.

5.	You do not execute the Change in Control Benefits Release within the time period required for such execution, or you revoke the Change in Control Benefits Release after you execute it.

6.	If applicable and in the discretion of RCM, you fail to reaffirm in writing any non-disclosure, non-solicitation and/or non-competition agreement previously entered into.

Notwithstanding any provision of the Plan to the contrary, the Committee, in its sole discretion and acting on behalf of the Employer, as the Plan sponsor and not as a fiduciary, reserves the right to determine whether an Eligible Employee satisfies the eligibility requirements for Change in Control Benefits.

SEVERANCE BENEFITS

A.           Severance Pay.  If (A) during your Designated Severance Period following the occurrence of a Change in Control either (i) your employment with the Employer is terminated by the Employer for any reason other than on account of Cause, your death or disability or (ii) you terminate your employment with the Employer for Good Reason; and (B) you sign, and do not revoke, the Employer’s standard Severance Pay Release within the time period required for such Severance Pay Release, which Severance Pay Release will include an affirmation to your continuing compliance with the restrictive covenants described below under “Non-Disclosure/Non-Solicitation/Non-Competition Restrictive Covenants”, the then Employer will continue to pay you, at your Annual Base Salary rate, in regular payroll installments, for the period starting on the day following your Employment Termination Date and ending on the last day of your Designated Severance Period.  For example, if your Designated Severance Period was twelve (12) months and at the time of your Employment Termination Date there are nine (9) months remaining in your Designated Severance Period, you will receive a continuation of your Annual Base Salary for nine (9) months following your Employment Termination Date; however, as another example if your Designated Severance Period was twelve (12) months, if at the time of your Employment Termination Date, there are three (3) months remaining in your Designated Severance Period, you will receive a continuation of your Annual Base Salary for three (3) months following your Employment Termination Date.

The foregoing payments will be made from the general assets of the Employer.  Unless delay is required as described below, the forgoing payments will begin within sixty (60) days after your Employment Termination Date.  If you die before you have received the entire Severance Pay to which you are entitled under the Plan, the remaining portion of your Severance Pay will be paid to your estate within sixty (60) days from the date of your death. Unless otherwise provided by the Employer, all fringe benefits, including health and welfare, pension, life insurance, vacation and personal days, will cease on your Employment Termination Date, regardless of whether Severance Pay is paid after that date.

Severance Pay will be discontinued immediately if (A) the Employer determines that you engaged in any of the actions defined above as “Cause,” even if such determination is made following your Employment Termination Date, or (B) you materially breach any term of the Participation Agreement, the Severance Pay Release, the Restrictive Covenants, any post-employment agreement, or other agreement relating to your employment or termination thereof.

The foregoing in no way limits the right of the Employer to terminate your employment at any time for any reason or no reason, including prior to the date of a Change in Control.

B.           When You Are Not Eligible for Severance Pay.

You are not eligible for Severance Pay under this Plan in any of the following circumstances:

1.	Your employment with RCM terminates for any reason or no reason prior to the occurrence of a Change in Control.

2.
If (A) the Change in Control with respect to you is an asset sale and you are offered employment with the Successor with a level of compensation and benefits, in the aggregate, that is at least as favorable to the level of your compensation and benefits, in the aggregate, with RCM immediately prior to such Change in Control, and (B) your employment with RCM terminates as a result of the Change in Control.

3.	You voluntary resign, including retirement, for any reason other than Good Reason after the date of the Change in Control with respect to you.

4.
You are discharged involuntarily for Cause after the date of the Change in Control with respect to you, or the Employer discovers following your Employment Termination Date that you engaged in conduct that constitutes Cause during or after your Employment Termination Date.

5.	Your employment with the Employer terminates on account of your death.

6.
Prior to your Employment Termination Date, you would be entitled to benefits under any then applicable Employer-sponsored long-term disability plan if you were a participant in such plan, subject to the expiration of any applicable waiting period.

7.	You are entitled to a Potential Change in Control Severance Benefit.

8.	A Change in Control with respect to you, as determined by the Committee, has not occurred.

9.	You did not execute nor return the Participation Agreement to the Committee within the requisite period prior to the date of the occurrence of a Change in Control.

10.	You do not execute the Severance Pay Release within the time period required for such execution, or you revoke the Severance Pay Release after you execute it.

11.	Your employment with the Employer terminates for any reason or no reason, including without Cause or you resign for Good Reason, after the last day of your Designated Severance Period.

Notwithstanding any provision of the Plan to the contrary, the Committee, in its sole discretion and acting on behalf of the Employer, as the Plan sponsor and not as a fiduciary, reserves the right to determine whether an Eligible Employee satisfies the eligibility requirements for Severance Pay.

NON-DISCLOSURE/NON-SOLICITATION/NON-COMPETITION RESTRICTIVE COVENANTS

Your obligations to the Employer contained in these Restrictive Covenants are in effect while you are employed by the Employer and shall survive the termination of your employment with the Employer for any reason or no reason and shall be fully enforceable thereafter and these are in addition to any other restrictive covenants in which you may have previously agreed to with the Employer.  RCM may assign these Restrictive Covenants without your consent to a Successor.  For the purposes of the following Restrictive Covenants, if a Change in Control occurs, the term “Employer” includes both RCM and the Successor, and any parent, subsidiary or affiliate thereof.

In consideration for your eligibility to participate in the Plan, and as a condition for your entitlement to the benefits set forth herein and in light of the following background facts, you agree to comply with the following Restrictive Covenants:

1.
In the course of performing your job duties for the Employer, the Employer will provide you with certain confidential information, trade secrets, specialized training, and access to computer information, which are the exclusive proprietary information and property of the Employer.  The Employer desires to protect such information from disclosure.  The Employer also desires to prevent unfair competition by you during employment and for a one (1) year period thereafter.

2.
You desire to be employed by the Employer under the non-disclosure, non-solicitation, and non-competition restrictions contained in this Plan, and acknowledge that, as a consequence of your employment in a specialized position with the Employer, you will be provided, or will be in a position to access, utilize, create, obtain, and/or receive confidential and proprietary information, trade secrets, training, and computer information which is the exclusive proprietary information and property of the Employer.

3.
In consideration of the Employer’s grant of access to you of confidential and proprietary information, trade secrets, specialized training, benefits, access to various computer processes, designs, and programs, and/or for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, you and the Employer agree that the following provisions will govern during your employment with the Employer, and for the designated periods thereafter:

A.
Inventions.  You agree that during employment you will promptly inform and disclose to the Employer all copyrighted materials or programs, programs or materials subject to being copyrighted, inventions, designs, improvements and discoveries which you have or may have during your employment which pertain or relate to the business of the Employer or to any research or experimental or developmental work carried on by the Employer, or which results from or is suggested by any work performed by you on behalf of the Employer or any of its customers.  Such disclosure shall be made whether or not such programs, materials, inventions, designs, improvements and discoveries are conceived by you alone or with others and whether or not conceived during regular working hours.  All such copyrighted programs, materials, inventions, designs, improvements and discoveries shall be the exclusive property of the Employer and you hereby assign to the Employer all of your right, title and interest therein.  At the Employer’s sole expense, you shall assist in obtaining patents or copyrights on all such inventions, programs, materials, designs, improvements and discoveries deemed patentable or subject to copyright by the Employer and shall execute all documents and do all things necessary to obtain letters, patent, or vest the Employer with full and exclusive title thereto, and protect the same against infringement by others.  You will not be entitled to additional compensation for any inventions or designs made during the course of your employment.

B.
Government Compliance.  You will comply and will take all action necessary to enable the Employer to comply with all state and federal government rules, regulations and terms and conditions of contracts between agencies of the United States government or their contractors and the Employer, which relate either to patent rights or to the safeguarding of information pertaining to the defense of the United States.  You, at the time of affirming that you will comply with these Restrictive Covenants, have no right, title or interest in, or no right to assign (because it shall previously have been assigned) any copyrighted programs or materials, programs or materials subject to copyright, invention, design, improvement or discovery which pertains or relates to the Employer’s business.

C.
Trade Secrets.  Due to the nature of the Employer’s business, maintaining confidentiality of information regarding the Employer’s operations, activities and plans is especially important.  You have an affirmative obligation to protect the Employer’s information.  The parties acknowledge and agree that trade secret and confidential and proprietary information are valuable assets of the Employer.  Solely by virtue of specialized employment with the Employer, you will acquire knowledge of and gain access to trade secrets and confidential and proprietary information of the Employer.  Such trade secrets and confidential and proprietary information is defined as all items, materials, and information (whether or not reduced to writing and whether or not patentable or copyrightable) which belong to the Employer, relate to the present or future business of the Employer, are kept confidential or secret by the Employer, or are not generally known in the industry in which the Employer is engaged.

Trade secrets and confidential and proprietary information includes, without limitation, customer lists, personnel lists, fee schedules, training manuals and materials, devices, inventions, processes and compilations of information, records and specifications, computer database, programs and software, financial data and plans, profit margins and pricing policies and practices, sales and marketing techniques, history, and data forecasts, and personnel training techniques, materials and any Protected Health Information (PHI) that is covered by HIPAA (hereinafter collectively referred to as “Confidential Information”).  The failure to designate particular information as confidential and/or proprietary and/or secret shall not preclude any later claim by the Employer that such information is confidential and/or proprietary and/or secret.  You agree that you shall not disclose to any individual, corporation, firm or other entity, any Confidential Information, directly or indirectly, or in any way use, or cause, facilitate or allow any third party to use, Confidential Information in any way, either during the term of your employment, except as required in the course of your employment with the Employer, or anytime thereafter.

All Confidential Information provided to you during your employment is the exclusive property of the Employer and/or its clients.  No Confidential Information or copies, summaries or compilations of any kind will be removed from the Employer’s premises or the premises of the Employer’s customers under any circumstances whatsoever without prior written consent of the Employer.  You will return all Confidential Information, including copies, summaries or compilations of such information to the Employer upon termination of employment or at any other time at the request of the Employer.

D.	Non-Solicitation. You agree that you will not, during the term of your employment or for one (1) year thereafter, do or commit any of the following acts:

I.
Induce, entice, hire or attempt to hire or employ any person or entity, whether an employee of the Employer or an independent contractor or a third party consultant or any other person or entity providing services to, for or on behalf of the Employer, either directly or on behalf of an individual or other entity who provides the same or similar services, processes, or products as the Employer.

II.
Induce, or attempt to induce any person or entity, whether an employee of the Employer or an independent contractor or a third party consultant or any other person or entity providing services to, for or on behalf of the Employer, to leave the employ of or cease doing business with or cease providing services to or cease being otherwise affiliated with the Employer.

III.	Induce, or attempt to induce, any customer, supplier, vendor or any other person to cease doing business with the Employer.

IV.	Induce, or attempt to induce any individual to violate the provisions or prohibitions contained in these Restrictive Covenants.

E.
Non-Competition.  The services you provide are of a special, unique and extraordinary nature.  You shall not directly or indirectly (whether as owner, partner, consultant, employee or otherwise) at any time during your employment with the Employer or any subsidiary or affiliate, or during the one (1) year period following termination, engage in or contribute your knowledge to any work or activity that involves a product, process, apparatus, or service which is then competitive with, or similar to, a product, process, apparatus or service provided directly or indirectly by the Employer.  The limitations and restrictions contained in this paragraph shall apply only to a) present and former clients of the Employer, irrespective of where located, to or for whom you, while employed by the Employer, have directly or indirectly provided services or caused the Employer to provide services within the twelve (12) months prior to the date of your termination of employment, or b) prospective customers/clients of the Employer, irrespective of where located, to whose potential business the Employer has given specific development attention within the twelve (12) months prior to the date of your termination of employment.

You further agree and acknowledge that if you are on an assignment with an Employer client, you will not continue to perform that same or similar assignment on behalf of another entity for a period of one (1) year after the date that you cease to perform that assignment for the Employer.

F.
Remedy for Breach.  You acknowledge that any violation of these Restrictive Covenants may result in the immediate termination of your employment and may subject you to a claim by the Employer for money damages for any and all losses sustained as a result of the unauthorized release of any Confidential Information or your actions, which may have violated any provision of these Restrictive Covenants.

You further agree that any violation of these Restrictive Covenants shall subject you to restraint in a court of competent jurisdiction and to such other relief, including but not limited to reasonable attorneys fees and costs incurred by the Employer in making application to a court to enforce a restrictive covenant, as the court may deem proper.  You hereby waive any claim or defense that the Employer has an adequate remedy at law or for which money could be awarded.  The Employer shall also be entitled to monetary damages, insofar as they can be determined.  Nothing in these Restrictive Covenants shall prohibit the Employer from also pursuing any other remedy available at law or in equity.

It is agreed by you and the Employer that in the event of an actual or threatened breach by you of any of the provisions in these Restrictive Covenants, in addition to any other remedy provided for herein or at law, the Employer shall have the right to notify your then present or prospective employer of the terms of these Restrictive Covenants (including but not limited to providing a copy of these Restrictive Covenants) without in any manner being liable for such action.

G.
Waiver.  The failure of the Employer to insist upon strict adherence to one or more of the covenants and restrictions contained herein, on one or more occasions, shall not be construed as a waiver, nor shall such course of action deprive the Employer of the right thereafter to require strict compliance with the same.

H.
Construction.  You acknowledge that the restrictions upon your employment and the geographical restrictions hereby imposed are fair and reasonable and are reasonably required for the protection of the Employer.  If any part of these Restrictive Covenants are held unenforceable or invalid, the remaining parts thereof shall continue to be enforceable.  If the provisions imposing geographic or time restrictions are deemed unenforceable by a court of competent jurisdiction, then such provisions for the purposes of these Restrictive Covenants shall include the maximum geographic area or time period which a court of competent jurisdiction determines to be reasonable, valid and enforceable.  To the extent that the court permits “blue-penciling,” you and the Employer intend that the court will take all action necessary to revise these Restrictive Covenants so as to ensure their enforceability against you to the greatest extent consistent with law.

I.
Governing Law/Jurisdiction.  These Restrictive Covenants shall be subject to and governed by the internal laws of the State of New Jersey irrespective of the choice of law rules in the state of execution of the Plan, in the state of your agreement to these Restrictive Covenants, or in the state of performance of employment.  You consent to the exercise of personal jurisdiction over you by the state and federal courts of the State of New Jersey in the event of an actual or threatened breach of these Restrictive Covenants by you.

J.
Length of Employment/At Will Employment.  Nothing contained in these Restrictive Covenants shall be construed as guaranteeing you employment for any particular duration or length of time.  Your employment relationship with the Employer is exclusively that of an “at will” employee and your employment may be terminated at any time, with or without cause.

K.
No Violation of Existing Agreements/Restrictions.  You represent to the Employer that other than restrictions or agreements that you have already disclosed to the Employer, you are not subject to any form of non-competition restrictions or agreements with any former employers or other organizations or entities, which would be violated by your employment with the Employer.  You agree that you will not use or disclose to any current or future employee of the Employer any proprietary or confidential information or trade secrets of any former employers or other organizations or entities that you may possess.  You acknowledge your understanding that the use or disclosure of proprietary or confidential information or trade secrets of other persons or entities is a ground for termination of employment with the Employer.

L.
Understanding of the Restrictive Covenants.  You acknowledge that you have read and understand all of the provisions of these Restrictive Covenants.  You further acknowledge that you had adequate time and opportunity to consult with your personal legal counsel or other advisors as you deemed necessary in order to come to a complete understanding of the provisions of these Restrictive Covenants and agree to comply with these Restrictive Covenants voluntarily and on the basis of that understanding.

CLAIMS PROCEDURE

Any request or claim for the Potential Change in Control Severance Benefit, Change in Control Benefits or Severance Pay, as applicable, shall be deemed to be filed when a written request is made by the claimant or the claimant’s authorized representative which is reasonably calculated to bring the claim to the attention of the Plan Administrator.

The Plan Administrator, or its designee, shall advise the claimant or such claimant’s representative, in writing or in electronic form, of its decision within ninety (90) days of receipt of the claim for the Potential Change in Control Severance Benefit, Change in Control Benefits or Severance Pay, as applicable, unless special circumstances require an extension of such ninety (90) day period for not more than an additional ninety (90) days.  Where such extension is necessary, the claimant shall be given written notice of the delay before the expiration of the initial ninety (90) day period, which notice shall set forth the reasons for the delay and the date the Plan Administrator expects to render its decision.  If the extension is necessary because the claimant has failed to submit the information necessary to decide the claim, the Plan Administrator’s period for responding to such claim shall be tolled until the date the claimant responds to the request for additional information.  The response shall:
1.	be in writing or in electronic form,

2.	be written in a manner calculated to be understood by the claimant, and

3.	in the case of an adverse benefit determination:

a.	set forth the specific reason(s) for the denial of benefits;

b.	contain specific references to Plan provisions on which the denial is based;

c.	describe any additional material and information, if any, necessary for the claim for benefits to be perfected, and an explanation of why such material or information is necessary; and

d.
describe the Plan’s review procedures and the time limits applicable to such procedures, and include a statement of the claimant’s right to bring a civil action under section 502(a) of the ERISA following an adverse benefit determination on review.

           If the claimant fails to appeal the Plan Administrator’s adverse benefit determination, in writing, within sixty (60) days after its receipt by the claimant, the Plan Administrator’s determination shall become final and conclusive.

           If the claimant appeals the Plan Administrator’s adverse benefit determination in a timely fashion, the Plan Administrator shall reexamine all issues relevant to the original denial of benefits.  Any such claimant or his or her duly authorized representative may review any relevant documents and records, free of charge, including documents and records that were relied upon in making the benefit determination, documents submitted, considered or generated in the course of making the benefit determination (even if such documents were not relied upon in making the benefit determination), and documents that demonstrate compliance, in making the benefit determination, with the Plan’s required administrative processes and safeguards.  In addition, the claimant or his duly authorized representative may submit, in writing, any documents, records, comments or other information relating to such claim for benefits.  In the course of the review, the Plan Administrator shall take into account all comments, documents, records and other information submitted by the claimant or his duly authorized representative relating to such claim, regardless of whether it was submitted or considered as part of the initial benefit determination.

           The Plan Administrator shall advise the claimant or such claimant’s representative, in writing or in electronic form, of its decision within sixty (60) days of receipt of the written appeal, unless special circumstances require an extension of such sixty (60) day period for not more than an additional sixty (60) days.  Where such extension is necessary, the claimant shall be given written notice of the delay before the expiration of the initial sixty (60) day period, which notice shall set forth the reasons for the delay and the date the Plan Administrator expects to render its decision.  In the event of an adverse benefit determination on appeal, the Plan Administrator shall advise the claimant, in a manner calculated to be understood by the claimant of:

1.	the specific reason(s) for the adverse benefit determination;

2.	the specific Plan provisions on which the decision was based;

3.	the claimant’s right to receive, upon request and free of charge, and reasonable access to, copies of all documents, records and other information relevant to such claim; and

4.
a statement describing any voluntary appeals procedures offered by the Plan, the claimant’s right to obtain information about such procedures, and a statement of the claimant’s right to bring an action under section 502(a) of ERISA.

No person may bring an action for any alleged wrongful denial of Plan benefits in a court of law unless the claims procedures set forth above are exhausted and a final determination is made by the Plan Administrator.  If you or other interested person challenges a decision of the Plan Administrator, a review by the court of law will be limited to the facts, evidence and issues presented to the Plan Administrator during the claims procedure set forth above.  Facts and evidence that become known to you or other interested person after having exhausted the claims procedure must be brought to the attention of the Plan Administrator for reconsideration of the claims determination.  Issues not raised with the Plan Administrator will be deemed waived.

Further, a claim or action (i) to recover benefits allegedly due under the Plan or by reason of any law, (ii) to enforce rights under the Plan, (iii) to clarify rights to future benefits under the Plan, or (iv) that relates to the Plan and seeks a remedy, ruling or judgment of any kind against the Plan or a Plan fiduciary or party in interest (collectively, a “Judicial Claim”), may not be commenced in any court or forum until after the claimant has exhausted the Plan's claims and appeals procedures (an “Administrative Claim”).  A claimant must raise every argument and/or produce all evidence the claimant believes supports the claim or action in the Administrative Claim and shall be deemed to have waived any argument and/or the right to produce any evidence not submitted to the Plan Administrator as part of the Administrative Claim.  Any Judicial Claim must be commenced in the appropriate court or forum no later than twenty (24) months from the earliest of (A) the date the first benefit payment was made or allegedly due; (B) the date the Plan Administrator or its delegate first denied the claimant's request or (C) the first date the claimant knew or should have known the principal facts on which such claim or action is based; provided, however, that, if the claimant commences an Administrative Claim before the expiration of such 24 month period, the period for commencing a Judicial Claim shall expire on the later of the end of the 24 month period and the date that is three months after the claimant's appeal of the initial denial of his Administrative Claim is finally denied, such that the claimant has exhausted the Plan's claims and appeals procedures.  Any claim or action that is commenced, filed or raised, whether a Judicial Claim or an Administrative Claim, after expiration of such twenty- four (24) month period (or, if applicable, expiration of the three-month period following exhaustion of the Plan's claims and appeals procedures) shall be time-barred.  Filing or commencing a Judicial Claim before the claimant exhausts the Administrative Claim requirements shall not toll the twenty (24) month limitations period (or, if applicable, the three month limitations period).

PLAN ADMINISTRATION

The Plan Administrator of the Plan will be the named fiduciary of the Plan for purposes of ERISA.  The Plan Administrator shall consist of one or more persons appointed by the Committee.  The Plan Administrator may, however, delegate to any person, committee or entity any of its power or duties under the Plan.

The Plan Administrator will be the sole judge of the application and interpretation of the Plan, and will have the discretionary authority to construe the provisions of the Plan and to resolve disputed issues of fact.  The Committee will have the sole authority to make determinations regarding eligibility for benefits.  The decisions of the Plan Administrator and the Committee in all matters relating to the Plan that are within the scope of its authority (including, but not limited to, eligibility for benefits, Plan interpretations, and disputed issues of fact) will be final and binding on all parties.

SECTION 409A

Notwithstanding the other provisions hereof, this Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable, and this Plan shall be interpreted to avoid any penalty sanctions under section 409A of the Code.  Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with section 409A of the Code and, if necessary, any such provision shall be deemed amended to comply with section 409A of the Code and regulations thereunder.  If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed.  All payments to be made upon a termination of employment under this Plan may only be made upon a “separation from service” under section 409A of the Code.  For purposes of section 409A of the Code, each payment made under this Plan shall be treated as a separate payment and all installment payments shall be treated as a separate payment.

To the maximum extent permitted under section 409A of the Code, the Change in Control Benefits payable under this Plan are intended to comply with the “short-term deferral exception” under Treas. Reg. §1.409A-1(b)(4).  Further, to the maximum extent permitted under section 409A of the Code, the Severance Pay that is payable under this Plan is intended to comply with the “short-term deferral exception” under Treas. Reg. §1.409A-1(b)(4) and any remaining amount of Severance Pay payable under this Plan is intended to comply with the “separation pay exception” under Treas. Reg. §1.409A-1(b)(9)(iii).  Also, to the maximum extent permitted under section 409A of the Code, the Potential Change in Control Severance Benefit that is payable under this Plan is intended to comply with the “short-term deferral exception” under Treas. Reg. §1.409A-1(b)(4) and any remaining amount of the Potential Change in Control Severance Benefit payable under this Plan is intended to comply with the “separation pay exception” under Treas. Reg. §1.409A-1(b)(9)(iii).  If any portion of the Potential Change in Control Severance Benefit or Severance Pay payable to you under the Plan during the six (6) month period following your Employment Termination Date does not qualify within either of the foregoing exceptions and constitutes deferred compensation subject to the requirements of section 409A of the Code, then such amounts shall hereinafter be referred to as the “Excess Amount.”  If at the time of your Employment Termination Date, your Employer’s (or any entity required to be aggregated with the Employer under section 409A of the Code) stock is publicly-traded on an established securities market or otherwise and you are a “specified employee” (as defined in section 409A of the Code and determined in the sole discretion of the Employer (or any successor thereto) in accordance with the Employer’s (or any successor thereto) “specified employee” determination policy), then the Employer shall postpone the commencement of the payment of the portion of the Excess Amount that is payable within the six (6) month period following your Employment Termination Date with the Employer (or any successor thereto) for six (6) months following your Employment Termination Date.  The delayed Excess Amount shall be paid in a lump sum to you within thirty (30) days following the date that is six (6) months following your Employment Termination Date with the Employer (or any successor thereto) and any installments payable to you after such six (6) month period shall continue in accordance with their original schedule.  If you die during such six (6) month period and prior to the payment of the portion of the Excess Amount that is required to be delayed on account of section 409A of the Code, such Excess Amount shall be paid to the personal representative of your estate within sixty (60) days after your death.

In no event may you, directly or indirectly, designate the calendar year of payment.  To the extent that any amounts payable under this Plan constitutes non-qualified deferred compensation subject to section 409A of the Code, notwithstanding any provision of this Plan to the contrary, in no event shall your execution of a Potential Change in Control Severance Benefit Release, Change in Control Benefits Release or Severance Pay Release, directly or indirectly, result in your designation of the calendar year of payment, and if a payment that is subject to your execution of a Potential Change in Control Severance Benefit Release, Change in Control Benefits Release or Severance Pay Release or other agreement could be made in more than one taxable year, payment shall commence in the later taxable year.

SECTION 280G

Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Employer to or for the benefit of you (whether paid or provided pursuant to the terms of this Plan or otherwise) (a “Payment”) would be nondeductible by the Employer for Federal income tax purposes because of section 280G of the Code, then the aggregate present value of the benefits provided to you pursuant to the rights granted under this Plan (“Plan Payments”) shall be reduced to the Reduced Amount.  The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of Plan Payments without causing any Payment to be nondeductible by the Employer because of section 280G of the Code.  For purposes of this section, present value shall be determined in accordance with section 280G(d)(4) of the Code.  To the extent necessary to eliminate an excess parachute amount that would not be deductible by the Employer for Federal income tax purposes because of section 280G of the Code, the amounts payable or benefits to be provided to you shall be reduced such that the economic loss to you as a result of the excess parachute amount elimination is minimized.  In applying this principle, the reduction shall be made in a manner consistent with the requirements of section 409A of the Code and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero.

           All determinations required to be made under this section shall be made by the accounting firm that was the Employer’s primary outside public accounting firm before the Change in Control (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Employer and you within fifteen (15) business days of the Change in Control or the Employment Termination Date, as applicable, or such other time as is requested by the Employer.  Any such determination by the Accounting Firm shall be binding upon the Employer and you.  Within five (5) business days of the determination by the Accounting Firm as to the Reduced Amount, the Employer shall provide to you such benefits as are then due to you in accordance with the rights afforded under this Plan.

AMENDMENT AND TERMINATION OF THE PLAN

The Board of Directors of RCM reserves the right to amend or terminate the Plan, in whole or in part, at any time and for any reason prior to the date of a Change in Control; provided, however, that if you experience a termination of employment for any reason other than on account of Cause, death, disability or voluntary termination (for any reason or no reason) following the occurrence of a Potential Change in Control, but prior to the occurrence of a Change in Control, no amendment or termination of the Plan with respect to you may occur during the six month (6) period following your Employment Termination Date.  If you are a Covered Employee, following the date of a Change in Control with respect to you, no amendment can be made to the Plan by the Successor for the Designated Severance Period following the date of the Change in Control that applies to you.  An amendment to the Plan after the date of a Change in Control with respect to a Covered Employee may not discontinue or change any payments to such Covered Employee who commenced receiving Severance Pay under the Plan prior to the effective date of the amendment of the Plan.  If the Plan is terminated, no further benefits will be payable or provided under the Plan to any Eligible Employee if neither a Potential Change in Control nor Change in Control with respect to such Eligible Employee has occurred.

SUCCESSORS AND ASSIGNMENT

RCM will use commercially reasonable efforts to require any Successor to expressly assume and agree to perform the obligations of the Employer under this Plan.  As a result, this Plan, and the obligations thereunder, may be assigned without your consent to such Successor; provided that, if assumed by a Successor, all obligations and liabilities relating to the Potential Change in Control Severance Benefit and the Severance Pay, as applicable, shall be the sole responsibility of the Successor and RCM shall have no liability or responsibility with respect to the payment of the Potential Change in Control Severance Benefit or the Severance Pay, as applicable, to you following such assumption.

NONALIENATION OF BENEFITS

You do not have the power to transfer, assign, anticipate, mortgage or otherwise encumber any rights or any amounts payable under this Plan; nor will any such rights or amounts payable under this Plan be subject to seizure, attachment, execution, garnishment or other legal or equitable process, or for the payment of any debts, judgments, alimony, or separate maintenance, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.  In the event you attempt to assign, transfer or dispose of such right, or if an attempt is made to subject such right to such process, such assignment, transfer or disposition will be null and void.

Approved by the Compensation Committee of RCM Technologies, Inc. on January 20, 2015.